UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 1, 2015, Raptor Pharmaceutical Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Leerink Partners LLC, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 9,500,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”) to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $9.00 per Share, and were purchased by the Underwriters from the Company at a price of $8.46 per Share.

The Offering is expected to close on April 8, 2015 and the Company expects to receive net proceeds from the Offering of approximately $80.0 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to an additional 1,425,000 shares of Common Stock.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-203095).

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after April 1, 2015 without first obtaining the written consent of the Representatives on behalf of Underwriters, subject to certain exceptions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of April 1, 2015, among Raptor Pharmaceutical Corp. and Citigroup Global Market Inc. and Leerink Partners LLC, as representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael Smith
	Name:	Michael Smith
	Title:	Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of April 1, 2015, among Raptor Pharmaceutical Corp. and Citigroup Global Market Inc. and Leerink Partners LLC, as representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).